As filed with the Securities and Exchange Commission on December 29, 2021

Registration No. 333-191325

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adecoagro S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Adecoagro S.A.

Vertigo Naos Building, 6
Rue Eugène Ruppert

L - 2453 Luxembourg

+352 2644-9372

(Address and telephone number of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036

(800) 927-9801

(Name, address and telephone number of agent for service)

Copies to:

Maurice Blanco
Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form F-3 Registration Statement relates to the Registration Statement on Form F-3 (File No. 333-191325) (the “Registration Statement”) of Adecoagro S.A. (the “Registrant”) initially filed with the Securities and Exchange Commission (“SEC”) on September 24, 2013 and declared effective on December 23, 2013, for the offer and sell in one or more offerings from time to time of up to an aggregate of 55,821,281 common shares, par value $1.50 per share, of the Registrant (the “Secondary Registered Shares”) to be sold by selling shareholders, to be named in a supplement to the prospectus forming part of the Registration Statement.

Of the 55,821,281 shares of common shares registered, 26,019,731 common shares were sold, leaving 29,801,550 common shares unsold. The Registrant has decided to deregister all of the unsold Secondary Registered Shares. Pursuant to the undertaking contained in the Registration Statement, the Registrant files this post-effective amendment to the Registration Statement to remove from registration all remaining unsold Secondary Registered Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on December 29, 2021.

ADECOAGRO S.A.

By:	/s/ Mariano Bosch
Mariano Bosch
Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Date

/s/ Mariano Bosch Mariano Bosch	Chief Executive Officer, Director	December 29, 2021

* Carlos A. Boero Hughes	Chief Financial Officer, Chief Accounting Officer	December 29, 2021

* Plínio Musetti	Chairman of the Board of Directors	December 29, 2021

* Alan Leland Boyce	Director	December 29, 2021

* Guillaume van der Linden	Director	December 29, 2021

* Daniel González	Director	December 29, 2021

* Ivo Andrés Sarjanovic	Director	December 29, 2021

* Mark Schachter	Director	December 29, 2021

* Alejandra Smith	Director	December 29, 2021

* Andrés Velasco Brañes	Director	December 29, 2021

*By	/s/ Mariano Bosch
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the undersigned, the duly authorized representative in the United States of Adecoagro S.A., has signed this registration statement in Newark, Delaware, on December 29, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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